UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2009, Daniel E. Penni, a current member of Digital Angel Corporation’s (the “Company”) board of directors, was named the Chair of the Company’s Compensation Committee. Mr. Penni is replacing Constance K. Weaver who recently resigned from the board of directors. The Compensation Committee currently consists of Mr. Penni, Michael S. Zarriello and John R. Block.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2009, the Company amended Article 3 of its Amended and Restated Bylaws to decrease the number of board members from seven persons to five persons. The Company’s board of directors is divided into three classes which is more fully described in the Definitive Proxy Statement on Form DEF 14A filed with the Securities and Exchange Commission (“SEC”) on August 17, 2009. See Exhibit 10.3 for the text of the above amendment.

Section 8 – Other Events

Item 8.01 Other Events.

The Company held its annual meeting of stockholders on September 25, 2009. At the meeting, the stockholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on August 17, 2009:

•	Election of Mr. Zarriello to hold office until the 2012 annual meeting of stockholders and until his successor has been duly elected and qualified;
•	Amendment of our 2003 flexible stock plan which increases the number of authorized shares of common stock issuable under the plan from 875,000 to 2,875,000 shares;
•	Amendment to our Certificate of Incorporation which increases the number of authorized shares of our common stock from 35,000,000 to 50,000,000; and
•	Ratify the appointment of Eisner LLP as our independent registered public accounting firm for the year ended December 31, 2009.

The proposals were effective as of September 25, 2009.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.3	Text of amendment to Digital Angel’s Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: September 28, 2009

By: /s/ Jason G. Prescott
Name: Jason G. Prescott
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.3	Text of amendment to Digital Angel’s Amended and Restated Bylaws